                                                                   EXHIBIT 10.11

                         GROUNDWATER INDEMNITY AGREEMENT

      This GROUNDWATER INDEMNITY AGREEMENT is entered into as of June 1, 1995, by and between Kaiser Ventures Inc. ("KAISER") and California Steel Industries, Inc. ("CSI") with reference to the following facts:

                                    RECITALS
                                    --------

            A. From 1942 until 1983, Kaiser Steel Corporation operated a large steel production and processing facility on approximately 2,000 acres of land near Fontana, California, owned by Kaiser Steel Corporation (the "FONTANA PROPERTY"). Pursuant to an Agreement of Purchase and Sale entered into effective as of August 17, 1984, CSI purchased approximately 378 acres of the FONTANA PROPERTY. In 1988 and 1989, CSI acquired from third parties approximately 43 and 29 acres, respectively, of property previously owned by Kaiser Steel Corporation and comprising a portion of the FONTANA PROPERTY. The 378, 43 and 29 acres of the FONTANA PROPERTY formerly owned by KAISER Steel Corporation and now owned by CSI are hereinafter collectively referred to as the "CSI PROPERTY."

            B. As a result of the operations of Kaiser Steel Corporation at the FONTANA PROPERTY, various contaminants may have been released into the environment, including the soil underlying portions of the CSI PROPERTY.

            C. On or about November 16, 1992, CSI and the California State Department of Toxic Substances Control ("DTSC") entered into a "Voluntary Enforceable Agreement" (the "VEA"). The VEA establishes a procedure pursuant to which CSI will investigate the type and extent of the contamination present at the CSI PROPERTY and, if necessary, remediate the CSI PROPERTY. At this time, it is unclear whether DTSC will require CSI to investigate or remediate the groundwater underlying the CSI PROPERTY.

            D. Pursuant to the Judgment in Chino Basin Municipal Water District
                                           ------------------------------------
v. City of Chino, et al., San Bernardino Superior Court, Case No. RCV 51010 (the
------------------------
"1978 JUDGMENT"), non-agricultural overlying rights to the beneficial use of 2,930.274 acre-feet of water annually from the safe yield of the Chino groundwater basin (the "CHINO BASIN") was decreed as set forth at page 60, line 9 of Exhibit "D" to the 1978 JUDGMENT (the "WATER RIGHTS"). The WATER RIGHTS are more specifically described in Section II.B.8 and Exhibits "D" and "G" of the 1978 JUDGMENT.

            E. On August 26, 1987, the California State Regional Water Quality Control Board, Santa Ana Region (the "RWQCB"), pursuant to its authority under
Section 13304 of the California Water Code, issued Cleanup and Abatement Order ("CAO") No. 87-121, which required KAISER to investigate groundwater in the vicinity of the FONTANA PROPERTY. As a result of the investigation undertaken by KAISER pursuant to that order, and


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other investigations undertaken by KAISER prior to the issuance of that order, a plume of groundwater containing elevated levels of total dissolved solids ("TDS"), total organic compounds ("TOC") and sulfates was discovered to be emanating from the FONTANA PROPERTY (the "PLUME").

            F. The Santa Ana Watershed Project Authority ("SAWPA") has undertaken a project to remove excess salt from the groundwater of the CHINO BASIN by means of the construction and operation of one or more desalting plants, to be located in the lower CHINO BASIN, which would remove excess salts from the groundwater, dispose of the resulting brines in the Santa Ana Regional Interceptor ("SARI") line, and make the reclaimed ground water available for use.

            G. KAISER has proposed that it fulfill its groundwater remediation obligations imposed by CAO No. 87-121 and RWCQB Order No. 91-40, which modifies Order No. 87-121, by participating in SAWPA's desalter project, both by making a onetime cash contribution for the benefit of the desalter and also by assigning or abandoning to the Chino Basin Water District as Chino Basin Watermaster ("WATERMASTER"), over a period of 25 years, 25,000 acre-feet of water derived from the WATER RIGHTS.

            H. On March 5, 1993, the RWQCB adopted Resolution No. 93-19, which was intended to discharge CAO No. 87-121 and Order No. 91-40 and to allow KAISER to fulfi11 its groundwater remediation obligations imposed therein by participating in


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

SAWPA's desalter project. Resolution No. 93-19 was made contingent on the approval, prior to September 5, 1993, by the Superior Court of San Bernardino County of certain rules and regulations of WATERMASTER, which would allow the assignment or abandonment of stored water by KAISER to the WATERMASTER for the benefit of the desalter project

            I. CSI objected to the salt-offset agreement set forth in Resolution No. 93-19, and brought an action against the RWQCB entitled California Steel Industries, Inc. v. California Regional Water Quality Control Board/Santa Ana Region, San Bernardino Superior Court, Case No. SCV 04837. Subsequently, the Court did not timely approve the necessary WATERMASTER rules and regulations to permit the abandonment or assignment of water from KAISER to the WATERMASTER for the benefit of the desalter, and Resolution 93-19 expired by its terms on September 5, 1993.

            J. On October 21, 1993, the RWQCB adopted Resolution No. 93-72, which was intended to discharge CAO No. 87-121 and CAO No. 91-40, and allow KAISER to fulfill its groundwater remediation obligations with respect to PLUME, by participating in SAWPA's desalter project pursuant to the terms of an agreement with the RWQCB (the "SALT OFFSET AGREEMENT").

            K. CSI has entered into a "Settlement Agreement and Optional Guarantee of Performance" with the RWQCB, which provides, in substance, that, if KAISER defaults under the SALT OFFSET AGREEMENT and the RWQCB issues a cleanup and abatement


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

order co CSI, CSI will have the option of assuming KAISER's unsatisfied obligations under the SALT OFFSET AGREEMENT in full satisfaction of CSI's obligations, if any, to investigate and remediate the PLUME (the "GUARANTY").

            L. Concurrently with their execution of this GROUNDWATER INDEMNITY AGREEMENT, the PARTIES are entering into a Settlement Agreement for the purpose of resolving a number of disputes as between them (the "SETTLEMENT AGREEMENT").

            M. The PARTIES would like to compromise and settle their disputes and provide for the allocation of responsibility as between them with respect to any groundwater contamination that later may be found to have originated from any portion of the FONTANA PROPERTY.

            IT IS THEREFORE AGREED as follows:

            1. Incorporation of defined terms.
               ------------------------------

                  Except as explicitly set forth herein, each of the terms defined in the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT used in this GROUNDWATER INDEMNITY AGREEMENT shall have the meaning ascribed to them in the SETTLEMENT AGREEMENT and the exhibits to the SETTLEMENT AGREEMENT.

            2. Allocation of groundwater liability.
               -----------------------------------

                  a. KAISER shall indemnify and hold CSI harmless against any liability, expense or damage arising from any claim concerning any of the following:


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

                        (1) the PLUME,

                        (2) any groundwater contamination that originated from any portion of the KAISER PROPERTY, and

                        (3) any groundwater contamination caused by the element chrome originally released by KAISER in, under or on the FONTANA PROPERTY.

                  b. CSI shall indemnify and hold KAISER harmless against any liability, expense or damage arising from any claim concerning any groundwater contamination that originated from any portion of the CSI PROPERTY except for either of the following:

                        (1) the PLUME, or

                        (2) any groundwater contamination caused by the element chrome originally released by KAISER in, under or on the FONTANA PROPERTY.

                  c. Notwithstanding the foregoing, in the event that either CSI or KAISER engage in any groundwater investigation, the party engaging in such investigation shall bear the cost of such investigation unless and until it is determined that there exists contamination in the groundwater such that the party conducting such investigation would be entitled to indemnification under the provisions of paragraphs 2(a) or 2(b), above. From and after that date, the party required to indemnify the party who conducted the groundwater investigation shall reimburse the party who conducted the


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

groundwater investigation for the costs of such investigation incurred after that date.

                  d. The indemnification obligations provided for herein shall include any expenses incurred by either CSI or KAISER for the purpose of remediating the matters referred to herein as well as any liability that either CSI or KAISER may have to any third party by reason of such matters. The indemnification obligations provided for herein shall exclude any depreciation in the value of the parties' respective properties as well as any obligation to reimburse a party for any increased general, administrative overhead costs that such party may incur by reason of any groundwater contamination that may exist, such as salary reimbursement for the time spent by employees of the parties in connection with groundwater investigation or remediation activities.

                  e. As used in this paragraph 2, the term "claim" refers to any assertion by any third party that either of CSI or KAISER are liable to such third party as a result of the matters described herein and to any expenses that either of CSI or KAISER may incur for the purpose of remediating any groundwater contamination as the result of the assertion of such claim.

            3. Representations and warranties.
               ------------------------------
                  a. KAISER represents and warrants that:

                     (1) it is unaware of any groundwater contamination that it reasonably believes would require


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

investigation or remediation emanating from the FONTANA PROPERTY, other than the PLUME,

                        (2) it intends to perform its obligations under the SALT OFFSET AGREEMENT by providing a portion of the water to which it is entitled by reason of the KAISER WATER RIGHTS to the SAWPA desalter project, and

                        (3) it has sought and obtained the advice of counsel with respect to the provisions of this GROUNDWATER INDEMNITY AGREEMENT.

                  b. CSI represents and warrants that:

                        (1) it is unaware of any groundwater contamination that it reasonably believes would require investigation or remediation emanating from the KAISER PROPERTY or the CSI PROPERTY, other than the PLUME,

                        (2) it is unaware of any groundwater test results indicating the presence of chrome in groundwater in, under or emanating from the FONTANA PROPERTY, other than as reported by Montgomery Engineers to KAISER, and

                        (3) it has sought and obtained the advice of counsel with respect to the provisions of this GROUNDWATER INDEMNITY AGREEMENT.

            4. Dismissal of litigation.
               -----------------------
                  Within seven days following the effective date of this GROUNDWATER INDEMNITY AGREEMENT as provided in paragraph 6, below, CSI shall file a dismissal, with prejudice, of Case No.


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

SCV 04837 in the form attached hereto as Exhibit "A." Each party to the foregoing case shall bear their own costs and attorneys' fees incurred with respect to that case.

            5. Future assurances.
               -----------------

                  Subject to its right to assert its rights with respect to the CSI WATER RIGHTS, CSI agrees:

                  a. to cease, desist, and refrain from any and a11 present or future efforts, undertakings, attempts, actions, allocations, claims, petitions, writs, or any court action, or actions in any forum whatsoever, which directly or indirectly interferes, obstructs, hinders, prevents, impedes, delays or interrupts performance of Resolution No. 93-72 or the SALT-OFFSET AGREEMENT, including the assignment or abandonment of water rights for the benefit of the SAWPA desalter program and the consummation of the SAWPA agreement;

                  b. not to challenge or oppose the action of the Advisory Committee of the WATERMASTER, the WATERMASTER or the Court having jurisdiction over the 1978 JUDGMENT implementing the assignment or abandonment of the WATER RIGHTS for the benefit of the desalter project; and

                  c. to refrain from all efforts to interfere with CAO No. 87-121 and Order 91-40, any efforts before the legislature, any efforts before any other courts, forums or public or private entities of any sort, or any and all efforts to interfere with KAISER's water usage, diversion, sale or


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

consumption in any manner, shape or form for the purpose of permitting KAISER to comply with its obligations under Order No. 93-72 and the SALT OFFSET AGREEMENT. Nothing contained herein shall preclude CSI from entering into, and exercising its rights under, the GUARANTY.

            6. Conditions to effectiveness.
               ---------------------------

                  This GROUNDWATER INDEMNITY AGREEMENT shall be effective upon the SETTLEMENT AGREEMENT becoming effective.

            7. Amendment.
               ---------

                  This GROUNDWATER INDEMNITY AGREEMENT cannot be modified except by written documents signed by all of the PARTIES.

            8. Choice of laws.
               --------------

                  This GROUNDWATER INDEMNITY AGREEMENT shall in all respects be interpreted, enforced, and governed by and under the internal laws of the State of California.

            9. Construction.
               ------------

                  This GROUNDWATER INDEMNITY AGREEMENT has been mutually drafted. The language of this GROUNDWATER INDEMNITY AGREEMENT shall be construed as a whole according to a fair meaning, and not strictly for or against any of the PARTIES.

            10. Attorney's fees.
                ---------------

                  In the event that any Agreeing Party breaches this GROUNDWATER INDEMNITY AGREEMENT, the breaching party or parties shall pay each prevailing party al1 costs of any action or


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

preceding for damages and/or enforcement, including reasonable attorneys' fees and costs.

            11. Integration.
                -----------

                  This GROUNDWATER INDEMNITY AGREEMENT is part of the SETTLEMENT AGREEMENT and is subject to its terms and conditions. Except as explicitly set forth in the SETTLEMENT AGREEMENT, this GROUNDWATER INDEMNITY AGREEMENT constitutes the final and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations concerning any matters directly, indirectly or collaterally related to the subject matter of this GROUNDWATER INDEMNITY AGREEMENT. The parties hereto have expressly and intentionally included in this GROUNDWATER INDEMNITY AGREEMENT and the SETTLEMENT AGREEMENT all collateral or additional agreements which may, in any manner, touch or relate to any of the subject matter of this GROUNDWATER INDEMNITY AGREEMENT and, therefore, all promises, covenants and agreements, collateral or otherwise, are included herein and therein. It is the intention of the parties to this GROUNDWATER INDEMNITY AGREEMENT that it and the SETTLEMENT AGREEMENT shall constitute an integration of all their agreements, and each understands that in the event of any subsequent litigation, controversy or dispute concerning any of its terms, conditions or provisions, no party hereto shall be permitted to offer or introduce any oral or extrinsic evidence


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

concerning any other collateral or oral agreement between the parties not included herein or in the SETTLEMENT AGREEMENT.

            12. Waiver.
                ------

                  No waiver by any party hereto of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach of the same or any other provision hereof.

            13. Successors.
                ----------

                  This GROUNDWATER INDEMNITY AGREEMENT shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective administrators, trustees, executors, personal representatives, successors and permitted assigns.

            14. Counterparts.
                ------------

                  This GROUNDWATER INDEMNITY AGREEMENT may be executed in counterparts by the PARTIES and shall become effective and binding at such time as all of the PARTIES have signed a counterpart of this GROUNDWATER INDEMNITY AGREEMENT.

            WHEREFORE, the parties hereto have executed this GROUNDWATER INDEMNITY AGREEMENT as of the date and year set forth above.

Dated: October 5, 1995              KAISER VENTURES, INC.
       ---------

                                    By: /s/ Daniel N. Larson
                                        -------------------------

(Signatures Continued-Next Page)


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

Dated: _________, 1994              CALIFORNIA STEEL INDUSTRIES, INC.

                                    By: /s/ Marcus Mota e Silva
                                        -------------------------

APPROVED AS TO FORM AND CONTENT:


Dated: Oct. 17, 1995.               BEST, BEST & KRIEGER
       -------
                                    By: /s/ Arthur L. Littleworth
                                        -------------------------
                                        Arthur L. Littleworth
                                        Anne T. Thomas
                                        Gene Tanaka
                                        Attorneys for KAISER
                                        Ventures, Inc.


Dated: Oct. 24, 1995.               LAW OFFICES OF JOHN D. MUSICK, JR.
       -------                      and ASSOCIATES


                                    By: /s/ John D. Musick, Jr.
                                        -------------------------
                                        John D. Musick, Jr.
                                        Attorneys for California
                                        Steel Industries, Inc.


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